Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
October 28, 2011	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Third Quarter Financial Results

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) reported a consolidated net loss for the third quarter 2011 of $5.5 million, compared to a consolidated net loss for the second quarter 2011 of $9.6 million. Both quarters reflect the continued negative impact of costs associated with the elevated level of problem assets and writedowns resulting from depressed real estate values which totaled $11.1 million and $13.2 million in the third and second quarters of 2011, respectively. Excluding these credit-related items and the gain on the sale of the Company’s credit card portfolio in the fourth quarter 2010, pre-tax operating earnings improved for the third consecutive quarter to $4.3 million for the third quarter 2011, compared to $2.4 million, $1.5 million and $967 thousand for the prior three quarters.

The improvement in pre-tax operating earnings is a direct result of the execution of the Company’s strategic plan since consummation of the private placement of the Company’s common stock in October 2010. Key results comparing the third quarter 2011 to the second quarter 2011 are summarized as follows:

•	Increase in net interest margin to 3.65% from 3.44%, resulting from growth in loans held for investment which increased for the second quarter in a row, and reduction in the rates paid on deposits.

•	Increase in noninterest income to $4.3 million from $3.8 million, primarily due to higher mortgage banking and service charge income.

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Reduction in credit-related costs to $11.1 million from $13.2 million (credit-related costs include the provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses, and losses on commercial loans held for sale).

•	Reduction in non-credit expenses to $11.3 million from $12.3 million across all major categories.

“Our operating earnings have steadily improved each of the past three quarters,” said Samuel L. Erwin, Chief Executive Officer. “We are working tirelessly to improve our financial results as we move forward on the path to profitability, particularly in the areas we can control such as originating new loans, decreasing the rates on our deposits, and reducing operating expenses.” To further reduce operating expenses, in the third quarter 2011 the Company launched a Company-wide project to determine the strategic and tactical actions necessary to align the Company’s infrastructure and expense base with the Company’s current balance sheet size and the underlying revenue generating capacity of the franchise, particularly in light of the recent negative developments in the overall national economy. Additional expense savings from this effort are expected to be realized beginning in the fourth quarter 2011 through 2012.

The Company also continued its aggressive efforts to reduce problem assets. While total nonperforming assets increased $2.8 million in the third quarter 2011, the increase was primarily the result of one loan in the amount of $6.7 million for which the borrower has committed to pay off in the fourth quarter 2011. Notwithstanding this quarterly increase, nonperforming assets have declined $52.3 million, or 37%, from their peak at March 31, 2010. “We are encouraged by the progress we continue to make in resolving our problem assets,” continued Erwin. “Unfortunately, the primary issue we cannot control is the appraised values on our problem assets which continue to result in credit losses. However, the number and size of our problem assets has decreased significantly so our aggregate credit losses are declining. While credit costs remain high, our core business is showing improved results and is evidence that the execution of our strategic plan is working. We continue to believe that we will achieve quarterly profitability in 2012.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 105-year old independent state-chartered commercial bank and is the fourth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.2 billion and serves the Upstate through 29 banking locations in the ten counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage and Credit Cards), Commercial Banking (including Small Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Brokerage, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net loss and pre-tax loss excluding credit-related items and certain gains and losses, which is a non-GAAP measure. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s recording of provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses and losses on commercial loans held for sale in the fourth quarter of 2010 and the first, second and third quarters of 2011 when assessing the performance of the Company. In addition, investors should consider the gain on sale of the Company’s credit card portfolio in the fourth quarter of 2010 when assessing the performance of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.